Exhibit 23.2


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Direct Insite Corp. on Form S-8 of our report dated March 30, 2007, with respect to our audits of the consolidated financial statements of Direct Insite Corp. as of December 31, 2006 and 2005 and for the years ended December 31, 2006 and 2005 appearing in the Annual Report on Form 10-KSB of Direct Insite Corp. for the year ended December 31, 2006.


/s/ Marcum & Kliegman LLP
Marcum & Kliegman LLP
Melville, New York
June 21, 2007